16

                             BYLAWS
                               OF
                    CCB FINANCIAL CORPORATION

               Amended and Restated April 21, 1998

                              Index

                            ARTICLE I

                             Offices

            Section 1         Principal Office
            Section 2         Registered Office
            Section 3         Other Offices


                           ARTICLE II

                    Meetings of Shareholders

            Section 1         Place of Meetings
            Section 2         Annual Meetings
            Section 3         Substitute Annual Meeting
            Section 4         Special Meetings
            Section 5         Notice of Meetings
            Section 6         Voting Lists
            Section 7         Quorum
            Section 8         Proxies
            Section 9         Voting of Shares


                           ARTICLE III

                            Directors

            Section 1         General Powers
            Section 2         Number, Term and Qualifications
            Section 3         Retirement
            Section 4         Election of Directors
            Section 5         Removal
            Section 6         Vacancies
            Section 7         Chairman, Executive Vice
                              Chairman and Vice Chairmen of the Board
            Section 8         Compensation


                           ARTICLE IV

                       Executive Committee

            Section 1         Appointment
            Section 2         Meetings
            Section 3         General Powers


                            ARTICLE V

                      Nominating Committee


                           ARTICLE VI

              Audit Committee and Other Committees

            Section 1         Audit Committee
            Section 2         Other Committees


                           ARTICLE VII

                      Meetings of Directors

            Section 1        Regular Meetings
            Section 2        Special Meetings
            Section 3        Notice of Meetings
            Section 4        Waiver of Notice
            Section 5        Quorum
            Section 6        Manner of Acting
            Section 7        Presumption of Assent
            Section 8        Informal Action by Directors


                          ARTICLE VIII

                            Officers

            Section 1        Number
            Section 2        Election and Term
            Section 3        Removal
            Section 4        Compensation
            Section 5        President
            Section 6        Additional Duties of President
            Section 7        Duties of Executive Vice
                             Presidents, Senior Vice
                             Presidents, First Vice
                             Presidents, and Vice Presidents
            Section 8        Secretary
            Section 9        Assistant Secretaries
            Section 10       Controller
            Section 11       Assistant Controllers
            Section 12       Duties of Other Officers
            Section 13       Bonds


                           ARTICLE IX

              Contracts, Loans, Checks and Deposits

            Section 1        Contracts
            Section 2        Loans
            Section 3        Checks and Drafts
            Section 4        Deposits


                            ARTICLE X

           Certificates for Shares and Their Transfer

            Section 1        Certificates for Shares
            Section 2        Transfer of Shares
            Section 3        Closing Transfer Books and Fixing Record Date
            Section 4        Lost Certificates
            Section 5        Holder of Record


                           ARTICLE XI

                       General Provisions

            Section 1        Dividends
            Section 2        Seal
            Section 3        Share Certificates
            Section 4        Waiver of Notice
            Section 5        Amendments
            Section 6        Fiscal Year
            Section 7        Notification of Indemnification
            Section 8        Indemnification


                           ARTICLE XII

                     Additional Constituents


                             BYLAWS
                               OF
                    CCB FINANCIAL CORPORATION

               Amended and Restated April 21, 1998

                            ARTICLE I

                             Offices

    Section 1. Principal Office: The principal office of the corporation shall be located at 111 Corcoran Street, Durham, North Carolina.

    Section 2. Registered Office: The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

    Section 3. Other Offices: The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors from time to time may determine, or as the affairs of the Corporation may require.

                           ARTICLE II

                    Meetings of Shareholders

    Section 1. Place of Meetings: All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting.

     Section 2. Annual Meetings: The annual meeting of shareholders shall be determined by the Board of Directors of the Corporation and shall be held during the first six (6) calendar months of each year, for the purpose of electing directors of the Corporation and for the transaction of such other business as properly may be brought before the meeting.

    Section 3. Substitute Annual Meeting: If the annual meeting shall not be held within the period of time designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

    Section  4.   Special  Meetings:   Special  meetings  of  the
shareholders may be called at any time by the Chairman, any  Vice
Chairman,  President  or  by  the  Board  of  Directors  of   the
Corporation.

    Section 5. Notice of Meetings: Written or printed notice stating the time, place, day and hour of the meeting shall be delivered not less than ten (10) nor more than fifty (50) days before the date thereof, either personally or by mail, by or at the direction of the Chairman, Vice Chairman, President, Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

    In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

    When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

    Section 6. Voting Lists: After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all the shareholders who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting group (and within each voting group by class and series of shares) and show the address of and number of shares held by each shareholder.

    The shareholder list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or his agent or attorney, is entitled to inspect and copy the list during regular business hours and at this own expense, during the period it is available for inspection.

   The Corporation shall make the shareholders' list available at the meeting, and any shareholder, his agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment thereof.

    Section 7. Quorum: The holders of a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that at a substitute annual meeting of shareholders the number of shares there represented either in person or by proxy, even though less than a majority, shall constitute a quorum for the purpose of such meeting.

    The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the original meeting.

    Section 8. Proxies: Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. A proxy is not valid after the expiration of eleven (11) months from the date of its execution unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten (10) years from the date of its execution.

    Section 9. Voting of Shares: Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

    Except in the election of directors as provided in Section 4 of Article III, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Charter or Bylaws of this Corporation. Voting on all matters except the election of directors shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

    Shares of its own stock owned indirectly by the Corporation through a subsidiary corporation or otherwise shall not be voted and shall not be counted in determining the total number of shares entitled to vote, except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

                           ARTICLE III

                            Directors

    Section 1. General Powers: The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive Committees as the Board may establish pursuant to these Bylaws.

    Section 2. Number, Term and Qualifications: The number of directors constituting the Board of Directors shall be not less than nine nor more than 23 as may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or by the Board of Directors. Directors need not be residents of the State of North Carolina or shareholders of the Corporation. The directors shall be divided into three classes, as nearly equal in number as may be, to serve in the first instance for terms of one, two and three years, respectively, and thereafter the successors in each class of directors shall be elected to serve for terms of three years. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen that all classes of directors shall remain or become as nearly equal in number as may be.

    Section 3. Retirement: Each director shall retire at the regularly scheduled meeting of shareholders following his attainment of the age of 70 years whether or not such director's term as a director has expired. Should a director's responsibilities be diminished from that business or professional position occupied at the time of the election as director, then the retirement provision would be the same as that for reaching the age 70. The Board can annually exempt the retirement provision by resolution at a regularly scheduled director's meeting prior to the Annual Shareholder's Meeting.

    Section  4.   Election of Directors:  Except as  provided  in
Section 6 of this Article, the directors shall be elected at the annual meeting of the shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of directors shall be by secret ballot.

    Section 5. Removal: Any director may be removed from office with cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. However, unless the entire Board of Directors is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election. If any directors are so removed, new directors may be elected at the same meeting.

    Section 6. Vacancies: A vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors or by the sole remaining director.

    Section 7. Chairman, Executive Vice Chairman and Vice Chairmen of the Board: There may be a Chairman, an Executive Vice Chairman and one or more Vice Chairmen of the Board of Directors, elected by the Directors from their number at any meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board of Directors. The Executive Vice Chairman and then the Vice Chairmen (in order of their appointment) shall succeed to the rights and responsibilities of the Chairman in the absence or inability of the Chairman to act. The Executive Vice Chairman and the Vice Chairmen also shall perform such other duties as may be directed by the Chairman or the Board of Directors.

     Section 8. Compensation: The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board of Directors.

                           ARTICLE IV

                       Executive Committee

     Section 1. Appointment: The Board of Directors, by resolution adopted by a majority of the Board of Directors, shall annually appoint an Executive Committee, which shall be composed of at least three (3) of its members, who shall serve until their successors are appointed.

    Section 2. Meetings: The Executive Committee shall meet at such intervals as shall be established by the Committee, but not less frequently than monthly. All regular meetings shall be held at the principal office of the Corporation, unless the Committee shall designate another location.

    Section 3. General Powers: The Executive Committee, to the extent authorized by law, is empowered to act for and on behalf of the Board of Directors in any and all matters in the interim between meetings of the Board of Directors. Within the powers conferred upon it, action by the Committee shall be as binding upon the Corporation as if done by the full Board of Directors. Such action is to be reported to the Board of Directors for review at its next meeting following such action.

                            ARTICLE V

                      Nominating Committee

    Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Nomination for election to the Board of Directors shall be made by or at the direction of the Board of Directors or a Nominating Committee appointed by the Board of Directors. Such Nominating Committee shall meet at the request of the President at least annually and shall include at least three (3) directors.

    Nomination for election of any person to the Board of Directors may also be made by a shareholder entitled to vote on such election if written notice of the nomination of such person shall have been delivered to the Secretary of the Corporation at the principal office of the Corporation not less than 60 days nor more than 90 days prior to any annual or special meeting called for the purpose of electing directors; provided, however, that if less than 70 days' notice of prior public disclosure of the date of such meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of such meeting or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination;
(b) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) as to each person to be nominated (i) such person's name and address, employment history for the past five years, affiliations, if any, with the Corporation and other corporations, the class and number of shares of the Corporation that are owned of record or beneficially by such person and information concerning any transactions in such shares within the prior 60 days, whether such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) within the past five years and the details thereof, whether such person has been a party to any proceeding or subject to any judgment, decree or final order with respect to violations of federal or state securities laws within the past five years and the details thereof, and the detail of any contract, arrangement, understanding or relationships with any person with respect to any securities of the Corporation, (ii) such person's written consent to being named as a nominee and to serving as a director if elected, and (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the forgoing procedure.


                           ARTICLE VI

              Audit Committee and Other Committees

    Section 1. Audit Committee: The Board of Directors shall annually appoint an Audit Committee from among its members, none of whose voting members shall be salaried officers of the Corporation, and whose number will include at least three directors. The Audit Committee will meet at the request of the Chairman of the Board or the President but not less frequently than annually. The primary functions of the Audit Committee are to provide additional assurance regarding the integrity of the financial information used by the Board of Directors and distributed to the public by the Corporation and to oversee and monitor the activities of the Corporation's internal and external processes.

   Section 2. Other Committees: To the extent permitted by law, the Board of Directors may appoint such other committees, either standing or special, for such purposes and with such powers as the Board of Directors may determine.

                           ARTICLE VII

                      Meetings of Directors

    Section 1. Regular Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

    Section 2. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President or any two directors. Such meetings may be held either within or without the State of North Carolina.

   Section 3. Notice of Meetings: Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors shall be held upon such notice sent by any usual means of communication not less than twenty-four (24) hours before the meeting.

    Section 4. Waiver of Notice: Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

    Section  5.   Quorum:  A majority of the Board  of  Directors
fixed  by  these  Bylaws  shall  constitute  a  quorum  for   the
transaction of business at any meeting of the Board of Directors.

   Section 6. Manner of Acting: Except as otherwise provided in the Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    Section 7. Presumption of Assent: A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

   Section 8. Informal Action by Directors: Action taken by the directors without a meeting is nevertheless action by the Board of Directors if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board of Directors, whether done before or after the action so taken.

                          ARTICLE VIII

                            Officers

    Section 1. Number: The officers of the Corporation shall consist of a Chairman of the Board, an Executive Vice Chairman, one or more Vice Chairmen, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more First Vice Presidents, and such other specifically designated Vice Presidents or Assistant Vice Presidents as may be determined by the Board of Directors, a Secretary and Assistant Secretaries, a Controller and Assistant Controllers and such other titled officers as may be deemed necessary or advisable by the Board of Directors, each of which officers or assistant officers shall have such powers as may be delegated to them by the Board of Directors or by these Bylaws. Any two or more offices may be held by the same person, except that no officers may act in more than one capacity where action of two or more officers is required.

     Section 2. Election and Term: The officers of the Corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board of Directors. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified, each such officer serving at the pleasure of the Board of Directors.

    Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

   Section 4. Compensation: The compensation of all officers of the Corporation shall be fixed by the Board of Directors or, as delegated by the Board, by the Compensation Committee.

    Section 5. President: The President, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these Bylaws.
He shall be a member of the Board of Directors.

    Section 6. Additional Duties of President: The President, subject to the control of the Board of Directors, shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, leases, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent, and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall sign, either manually or by facsimile signature, all certificates of stock and shall have the power to make any and all transfers of the securities of the Corporation.

    Section 7. Duties of Executive Vice Presidents, Senior Vice Presidents, First Vice Presidents and Vice Presidents: The duties of the Executive Vice Presidents, the Senior Vice Presidents, First Vice Presidents and other Vice Presidents shall be to perform the tasks assigned and exercise the powers of the office given to them as directed by the President and the Board of Directors.

    Section 8. Secretary: The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by the Bylaws. He shall have general charge of the Corporate books and records and of the Corporate seal, and he shall affix the Corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, either manually or by facsimile signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

    Section 9. Assistant Secretaries: In the absence of the Secretary in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretaries, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice President certificates for shares of the Corporation.

    Section 10. Controller: The Controller shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, to be made and filed at the registered or principal office of the Corporation within four
(4) months after the end of such fiscal year and be available for inspection by any shareholder for a period of ten (10) years; and the Controller shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Controller, in general, shall perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

    Section 11. Assistant Controllers: The Assistant Controllers shall perform in the order of their length of services as Assistant Controllers, in the absence or disability of the Controller, the duties and exercise the powers of the Controller, and they shall perform, in general, such other duties as shall be assigned to them by the Controller or by the President or by the Board of Directors.

    Section 12. Duties of Other Officers: The duties of all officers and employees not defined and enumerated in the Bylaws shall be prescribed and fixed by the President and, in carrying out the authority to do all other acts necessary to be done to carry out the prescribed duties, unless otherwise ordered by the Board of Directors, shall include but not be limited to the power to sign, certify or endorse notes, certificates of indebtedness, deeds, checks, drafts or other contracts for and on behalf of the Corporation and/or affix the seal of the Corporation to such documents as may require it.

    Section 13. Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                           ARTICLE IX

              Contracts, Loans, Checks and Deposits

    Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, lease, or to execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may enter into employment contracts for any length of time it deems wise.

    Section 2. Loans: No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or specific in nature and scope.

    Section 3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as from time to time shall be determined by resolution of the Board of Directors.

    Section  4.   Deposits:   All funds of  the  Corporation  not
otherwise employed from time to time shall be deposited to the credit of the Corporation in such depositories as the Board of Directors shall direct.

                            ARTICLE X

           Certificates for Shares and Their Transfer

     Section 1. Certificates for Shares: Certificates representing shares of the Corporation shall be issued in such form as the Board of Directors shall determine to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President and the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

    Section 2. Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee, or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

    Section  3.   Closing Transfer Books and Fixing Record  Date:
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

    In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

    If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

    When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

    Section 4. Lost Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit to such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as the Board may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting the circumstances justifying such action, authorize the issuance of the new certificate without requiring such a bond.

    Section 5. Holder of Record: The Corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate, except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

                           ARTICLE XI

                       General Provisions

    Section 1. Dividends: The Board of Directors from time to time may declare, and the Corporation may pay, the dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its Charter.

   Section 2. Seal: The corporate seal of the corporation shall consists of two concentric circles between which is "chartered 1982 Durham, North Carolina" and in the center of which is the name of the corporation; and such seal, in the form approved and adopted by the Board of Directors, shall be the corporate seal of the corporation.

    Section 3. Share Certificates: The share certificates of this corporation shall be in a form approved by the Board of Directors and shall indicate thereon a reference to any and all restrictive conditions of said shares.

   Section 4. Waiver of Notice: Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Charter or Bylaws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

    Section 5. Amendments: Except as otherwise provided herein, these Bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

    Except as may be approved by the shareholders, the Board of Directors shall have no power to adopt a bylaw: (1) providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committee; (2) increasing or decreasing the number of directors; (3) classifying and staggering the election of directors; or (4) requiring more than a majority of the voting shares for a quorum at a meeting of the shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law.

    Section 6. Fiscal Year: The fiscal year of the Corporation shall be fixed by the Board of Directors.

   Section 7. Notification of Indemnification: The Secretary of the Corporation, or his duly authorized delegate, shall give written notice of any proposed change or amendment to ARTICLE XI,
Section 7 of the bylaws to each and every director of this Corporation and of its subsidiary and affiliated Corporations, and to each and every officer of said Corporations who would be affected thereby. Such notice shall be delivered by first class mail to the interested party at his or her address as disclosed in the records of the Corporation with which he/she is affiliated. Such notice shall be delivered at least fourteen
(14) days prior to the date on which action upon the proposed amendment is to be taken, and shall set forth the substance of the amendment as proposed.

   Section 8. Indemnification: Any person who is or was serving as a member of the Board of Directors of CCB Financial Corporation, or who is or was serving, at the request of CCB Financial Corporation, as a member of the Board of Directors of a subsidiary or affiliated corporation of CCB Financial Corporation, shall be indemnified by CCB Financial Corporation to the fullest extent from time to time permitted by the law of North Carolina and/or any applicable federal law, against liability including, but not limited to, judgments, decrees, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by him/her, and litigation expenses, including costs and reasonable attorney fees, incurred by the Director arising out of his or her status as a Director or out of his or her activities in that capacity. Indemnification as provided in this Article shall, to the fullest extent permitted by law, extend to and cover all such liability and litigation expenses incurred by the Director in connection with, or in consequence of, any threatened, pending, or completed action, suit or other proceeding, whether civil or criminal, administrative or investigative, formal or informal, and whether or not brought by or on behalf of CCB Financial Corporation or otherwise, to which the Director is made, or is threatened to be made, a party by reason of the fact that he or she is or was a Director of CCB Financial Corporation or is or was a Director of a subsidiary or affiliated corporation serving at the request of CCB Financial Corporation.

   To the fullest extent permitted by law, expenses incurred by a Director in defending any such action, suit, or proceeding shall be paid by CCB Financial Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt by the Corporation of an unsecured, written promise by the Director or on the Director's behalf to repay any and all amounts so paid by CCB Financial Corporation unless it shall ultimately be determined that the Director is entitled to be indemnified by CCB Financial Corporation against such expenses.

   All officers of the Corporation shall have rights co-equal and co-extensive to those provided for Directors herein.

    PROVIDED, however, that no indemnification shall be permitted for any Director or Officer included herein against liability or litigation expenses which may be incurred by such Director or Officer on account of any activities of such Director or Officer known or believed by the Director or Officer at the time taken to be clearly in conflict with the best interest of CCB Financial Corporation or any other corporation, partnership, joint venture, trust or other enterprise which the Director or Officer is or was serving or employed by at the request of CCB Financial Corporation.

    The Board of Directors is hereby authorized to take any and all such action as may be necessary and appropriate to authorize or in CCB Financial Corporation to carry out the purposes of this
Article including, but not limited to, authorizing the Corporation to enter into indemnification agreements with Directors and Officers included herein, or such other agreements as may be necessary and appropriate to carry out the purposes of this Article.

    The rights provided for Directors and stated Officers herein shall be in addition to and not exclusive of any other rights to which they may be or become entitled under the General Statutes of North Carolina, or under any other statutes, insurance policies, or other agreements of any kind.

                           ARTICLE XII

                     Additional Constituents

    In connection with the exercise of its or their judgment in determining what is in the best interests of the Corporation and its shareholders, the Board of Directors of the Corporation, any committee of the Board of Directors, or any individual director may, but shall not be required to, in addition to considering the long-term and short-term interests of the shareholders, consider any of the following factors and any other factors which it or they deem relevant: (i) the social and economic effects of the matter to be considered on the Corporation and its subsidiaries, its and their employees, depositors, customers, and creditors, and the communities in which the Corporation and its subsidiaries operate or are located; and (ii) when evaluating a business combination or a proposal by another person or persons to make a business combination or a tender or exchange offer or any other proposal relating to a potential change of control of the Corporation or any of its subsidiaries or the sale of all or substantially all of the assets of the Corporation or any of its subsidiaries (x) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the communities in which the Corporation and its subsidiaries operate or are located, (y) the competence, experience, and integrity of the acquiring person or persons and its or their management, and
(z) the prospects for successful conclusion of the business combination, offer or proposal. The provisions of this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency the right to be considered. As used in this Article, the term "person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity; and, when two or more persons act as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding, voting or disposing of securities of the Corporation, such partnership, limited partnership, syndicate or group shall also be deemed a "person" for purposes of this Article.